Exhibit 4.2

     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

     UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE OPERATING PARTNERSHIP (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF (OR OF A BENEFICIAL INTEREST HEREIN) THE HOLDER: (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”); (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER

THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE OPERATING PARTNERSHIP OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS SECURITY, THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE, AND AN OPINION OF COUNSEL ACCEPTABLE TO THE OPERATING PARTNERSHIP THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH IN A CERTIFICATE OF TRANSFER AVAILABLE FROM THE TRUSTEE RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

No.: E-1	CUSIP No.: 00163M AF 1

AMB PROPERTY, L.P.

5.094% Notes Due 2015
(U.S. $112,491,000 Aggregate Principal Amount)

     AMB PROPERTY, L.P., a Delaware limited partnership (the “Operating Partnership,” which term includes any successor under the Indenture referred to below), for value received hereby promises to pay to Cede & Co., or registered assigns, the aggregate principal amount then shown on Schedule A hereto on June 30, 2015 (the “Stated Maturity Date”), and to pay interest thereon from July 11, 2005, semiannually on June 30 and December 30 of each year (each, an “Interest Payment Date”), commencing with December 30, 2005, to but excluding the Stated Maturity Date at the rate of 5.094% per annum until the principal hereof is paid or duly made available for payment.

     Interest on the 5.094% Notes Due 2015 (the “Notes”)shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable and punctually paid or duly provided for on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 31 or November 30 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

     Payment of the principal of (and premium, if any), and the interest on the Notes shall be made at the office or agency of the Operating Partnership maintained for that purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Operating Partnership, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by the payee located in the United States of America.

     This Note is one of a duly authorized issue of Securities of the Operating Partnership issued and to be issued under an Indenture dated as of June 30, 1998, by and among the Operating Partnership, AMB Property Corporation, a Maryland corporation (the “Guarantor”), and State Street Bank and Trust Company of California, N.A., a national banking association organized and existing under the laws of the United States of America (the “Predecessor Trustee”), as trustee thereunder, as supplemented by the First Supplemental Indenture dated as of June 30, 1998, by and among the Operating Partnership, the Guarantor and the Predecessor Trustee, the Second Supplemental Indenture dated as of June 30, 1998, by and among the Operating Partnership, the Guarantor and the Predecessor Trustee, the Third Supplemental Indenture dated as of June 30, 1998, by and among the Operating Partnership, the Guarantor and the Predecessor Trustee, the Fourth Supplemental Indenture dated as of August 15, 2000, by and among the Operating Partnership, the Guarantor and the Predecessor Trustee, the Fifth Supplemental Indenture dated as of May 7, 2002, by and among the Operating Partnership, the Guarantor and the Predecessor Trustee, and the Sixth Supplemental Indenture dated as of July 11, 2005, by and among the Operating Partnership, the Guarantor and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America, as successor-in-interest to the Predecessor Trustee, as trustee thereunder (as so supplemented, together, the “Indenture”), to which such Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Operating Partnership, the Trustee and the Holders, and the terms upon which the Notes shall be authenticated and delivered.

[Intentionally Left Blank]

     IN WITNESS WHEREOF, the Operating Partnership has caused this instrument to be duly executed.

Dated:  July 11, 2005

AMB PROPERTY, L.P.

By:	AMB PROPERTY CORPORATION, as General Partner

By:	/s/ Michael A. Coke

Name: Michael A. Coke
Title: Executive Vice President and Chief Financial Officer

Attest:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL
ASSOCIATION, as Trustee

By:	/s/ Bradley E. Scarbrough

Name: Bradley E. Scarbrough
Title: Authorized Signatory

[REVERSE OF NOTE]

     The Notes shall be limited in aggregate principal amount to $112,491,000.

     If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the indenture.

     The Indenture and the Notes may be amended as set forth in the Indenture.

     Subject to and in accordance with the provisions of the Indenture, the Notes shall be redeemable, in whole or in part, at any time before the Stated Maturity Date at the option of the Operating Partnership. The price to be paid by the Operating Partnership in connection with any such redemption on the applicable Redemption Date shall be as follows: (a) in the event that the Operating Partnership shall redeem any Notes at any time prior to June 30, 2012, the price to be paid in connection with such redemption shall be an amount equal to the greater of (i) 100% of the principal amount thereof and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to such Redemption Date) discounted to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, such Redemption Date; (b) in the event that the Operating Partnership shall redeem any Notes on or after June 30, 2012, the price to be paid in connection with such redemption shall be equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, such Redemption Date.

     No reference herein to the Indenture and no provision of the Notes or of the Indenture shall alter or impair the obligation of the Operating Partnership, which is absolute and unconditional, to pay the principal of and interest on the Notes, at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

     Subject to and in accordance with the provisions of the Indenture, the transfer of the Notes may be registered on the Security Register upon surrender of any such Note for registration of transfer at the office or agency of the Operating Partnership maintained for the purpose in any place where the principal of and interest on the Notes are payable, duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Operating Partnership and the Security Registrar duly executed by the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees. The Notes shall be issuable only in registered form without coupons in the denominations of $1,000 and integral multiples of $1,000.

     Subject to and in accordance with the provisions of the Indenture, the Notes shall be exchangeable for a like aggregate principal amount of Notes of authorized denominations as requested by the Holders surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture. Prior to due presentment of any Notes for registration of transfer, the Operating Partnership, the Trustee and any agent of the Operating Partnership or the Trustee may treat the Person in whose name such Note is registered as the owner hereof for all purposes, whether or not the Notes are overdue, and neither the Operating Partnership, the Trustee nor any such agent shall be affected by notice to the contrary.

     Subject to and in accordance with the provisions of the Indenture, the Indenture contains provisions whereby (i) the Operating Partnership may be discharged from its obligations with respect to the Notes (subject to certain exceptions) or (ii) the Operating Partnership may be released from its obligations under specified covenants and agreements in the Indenture, in each case if the Operating Partnership irrevocably deposits with the Trustee money or Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes, and satisfies certain other conditions, all as more fully provided in the Indenture.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. Capitalized terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

[Intentionally Left Blank]

PARENT GUARANTEE

     FOR VALUE RECEIVED, the undersigned hereby, jointly and severally with the Subsidiary Guarantors, if any, unconditionally guarantees to the Holder of the accompanying 5.094% Notes Due 2015 (the “Notes”) issued by AMB Property, L.P. (the “Operating Partnership”) under an Indenture dated as of June 30, 1998 (together with the Sixth Supplemental Indenture thereto, the “Indenture”) among the Operating Partnership, AMB Property Corporation, and U.S. Bank National Association, as successor trustee to State Street Bank and Trust Company of California, N.A., as trustee (the “Trustee”), (a) the full and prompt payment of the principal of and premium, if any, on such Notes when and as the same shall become due and payable, whether on the Stated Maturity Date, by acceleration, by redemption, repurchase or otherwise, and (b) the full and prompt payment of the interest on such Notes when and as the same shall become due and payable, according to the terms of such Notes and of the Indenture. In case of the failure of the Operating Partnership punctually to pay any such principal, premium or interest, the undersigned hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether on the Stated Maturity Date, upon acceleration, by redemption, repayment or otherwise, and as if such payment were made by the Operating Partnership. The undersigned hereby agrees, jointly and severally with the Subsidiary Guarantors, if any, that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute and unconditional, and shall not be affected, modified or impaired by the following: (a) the failure to give notice to the Guarantors of the occurrence of an Event of Default under the Indenture; (b) the waiver, surrender, compromise, settlement, release or termination of the payment, performance or observance by the Operating Partnership or the Guarantors of any or all of the obligations, covenants or agreements of either of them contained in the Indenture or the Notes; (c) the acceleration, extension or any other changes in the time for payment of any principal of or interest or any premium on any Notes or for any other payment under the Indenture or of the time for performance of any other obligations, covenants or agreements under or arising out of the Indenture or the Notes; (d) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Indenture or the Notes; (e) the taking or the omission of any of the actions referred to in the Indenture and in any of the actions under the Notes; (f) any failure, omission, delay or lack on the part of the Trustee to enforce, assert or exercise any right, power or remedy conferred on the Trustee in the Indenture, or any other action or acts on the part of the Trustee or any of the Holders from time to time of the Notes; (g) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Guarantors or the Operating Partnership or any of the assets of any of them, or any allegation or contest of the validity of the Parent Guarantee in any such proceeding; (h) to the extent permitted by law, the release or discharge by operation of law of the Guarantors from the performance or observance of any obligation, covenant or agreement contained in the Indenture; (i) to the extent permitted by law, the release or discharge by operation of law of the Operating Partnership from the performance or observance of any obligation, covenant or agreement contained in the Indenture; (j) the default or failure of the Operating Partnership or the Trustee fully to perform any of its obligations set forth in the Indenture or the Notes; (k) the invalidity, irregularity or unenforceability of the Indenture or the Notes or any part of any thereof; (l) any judicial or governmental action affecting the Operating Partnership or any Notes or consent or indulgence granted by the Operating Partnership by the Holders or by the Trustee; or (m) the recovery of any judgment against the Operating Partnership or any action to enforce the same or any other circumstance which might constitute a legal or equitable discharge of a surety or guarantor. The undersigned hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, sale, lease or conveyance of all or substantially all of its assets, insolvency or bankruptcy of the Operating Partnership, any right to require a proceeding first against the Operating Partnership, protest or notice with respect to such Notice or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Parent Guarantee will not be discharged except by complete performance of the obligations contained in such Notes and in this Parent Guarantee.

     No reference herein to such Indenture and no provision of this Parent Guarantee or of such Indenture shall alter or impair the guarantee of the undersigned, which is absolute and unconditional, of the full and prompt payment of the principal of and premium, if any, and interest on the Notes.

     THIS PARENT GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     This Parent Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes shall have been executed by the Trustee under the Indenture referred to above by the manual signature of one of its authorized officers. The validity and enforceability of this Parent Guarantee shall not be affected by the fact that it is not affixed to any particular Notes.

     An Event of Default under the Indenture or the Notes shall constitute an event of default under this Parent Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the undersigned hereunder in the same manner and to the same extent as the obligations of the Operating Partnership.

     Notwithstanding any other provision of this Parent Guarantee to the contrary, the undersigned hereby waives any claims or other rights which it may now have or hereafter acquire against any other Guarantor or the Operating Partnership that arise from the existence or performance of its obligations under this Parent Guarantee (all such claims and rights are referred to as “Guarantor’s Conditional Rights”), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, any right to participate in any claim or remedy against any Guarantor or the Operating Partnership, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including without limitation, the right to take or receive from any Guarantor or the Operating Partnership, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. The undersigned hereby agrees not to exercise any rights which may be acquired by way of contribution under this Parent Guarantee or any other agreement, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from any other guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such contribution rights. If, notwithstanding the foregoing provisions, any amount shall be paid to the undersigned on account of the Guarantor’s Conditional Rights and either (i) such amount is paid to such undersigned party at any time when the indebtedness shall not have been paid or performed in full, or (ii) regardless of when such amount is paid to such undersigned party, any payment made by any Guarantor or the Operating Partnership to a Holder that is at any time determined to be a Preferential Payment (as defined below), then such amount paid to the undersigned shall be held in trust for the benefit of such Holder and shall forthwith be paid such Holder to be credited and applied upon the indebtedness, whether matured or unmatured. Any such payment is herein referred to as a “Preferential Payment” to the extent any Guarantor or the Operating Partnership makes any payment to Holder in connection with the Note, and any or all of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise.

     To the extent that any of the provisions of the immediately preceding paragraph shall not be enforceable, the undersigned agrees that until such time as the indebtedness has been paid and performed in full and the period of time has expired during which any payment made by the Operating Partnership or the undersigned to a Holder may be determined to be a Preferential Payment, Guarantor’s Conditional Rights to the extent not validly waived shall be subordinate to Holders’ right to full payment and performance of the indebtedness and the undersigned shall not enforce any of Guarantor’s Conditional Rights until such time as the indebtedness has been paid and performed in full and the period of time has expired during which any payment made by any Guarantor, the Operating Partnership or the undersigned to Holders may be determined to be a Preferential Payment.

     The obligations of the undersigned to the Holders of the Notes and to the Trustee pursuant to this Parent Guarantee and the Indenture are expressly set forth in Article 14 of the Indenture and reference is hereby made to the Indenture for the precise terms of this Parent Guarantee and all of the other provisions of the Indenture to which this Parent Guarantee relates.

     Capitalized terms used in this Parent Guarantee which are not defined herein shall have the meanings assigned to them in the Indenture.

[Intentionally Left Blank]

     IN WITNESS WHEREOF, the undersigned has caused this Parent Guarantee to be duly executed.

Dated: July 11, 2005

AMB PROPERTY CORPORATION

By:	/s/ Michael A. Coke

Name: Michael A. Coke
Title: Executive Vice President and Chief Financial Officer

FORM OF ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) the Notes all as set forth below:

SOCIAL SECURITY /
OTHER IDENTIFYING
NUMBER OF ASSIGNEE:

NAME / ADDRESS OF
ASSIGNEE:

ATTORNEY-IN-FACT OF ASSIGNOR:

DATE:

     Please note that the signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:	Tenants in common

______Custodian______Under Uniform Gifts to Minors Act ______
UNIF GIFT MIN ACT:	(State)

TEN ENT:	Tenants by the entireties

JT TEN:	Joint tenants with right of survivorship, not as tenants in common

     Additional abbreviations may also be used though not in the above list.

Schedule A

Schedule of Exchanges of Interests in the Global Note

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Principal Amount of
this Global Note
	Amount of Decrease in	Amount of Increase in	Following such	Signature of
	Principal Amount of	Principal Amount of	Decrease	Authorized Officer of
Date of Exchange	this Global Note	this Global Note	(or Increase)	Trustee or Custodian